Exhibit 99.1

U.S. Energy Corp. Reports Financial and Operating Results for First Quarter 2024

HOUSTON, May 9, 2024 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”), a growth-focused energy company engaged in operating a portfolio of high-quality producing oil and natural gas assets, today reported financial and operating results for the three months ended March 31, 2024.

 First QUARTER 2024 HIGHLIGHTS

●	Net daily production of 1,207 barrels of oil equivalent per day (“Boe/d”);
●	Oil production of 68,599 barrels, or 62% of total production;
●	Lease Operating Expense of $3.2 million, or $29.02 per Boe, a 28% and 2% decrease, respectively, from first quarter of 2023;
●	Adjusted EBITDA of $0.2 million;
●	Repurchased approximately 0.3 million shares of common stock, representing nearly 1.5% of outstanding shares, for approximately $0.3 million;
●	Ended the quarter with an outstanding debt balance of $5.0 million, $2.0 million of cash, and total liquidity of $17.0 million.

MANAGEMENT COMMENTS

"I’m pleased with U.S. Energy’s first quarter, with our operations team rebounding quickly against highly adverse weather conditions while the Company continues to uphold its balance sheet strength and actively executes our stock repurchase plan,” said Ryan Smith, U.S. Energy’s Chief Executive Officer.  “While the heavy rains and flooding significantly affected our East Texas and Gulf Coast operations during the quarter, much of the production was brought back online without any negative long-term effects in late March and early April.  As we continue through 2024, U.S. Energy’s balance sheet and liquidity position affords the Company a high degree of optionality as we continue to pursue value enhancing initiatives with a clear focus of maximizing total returns for our shareholders."

PRODUCTION UPDATE

During the first quarter of 2024, the Company produced 109,800 Boe, or an average of 1,207 Boe/d.  Weather related downtime, primarily attributed to heavy flooding throughout East Texas and the Gulf Coast, caused an estimated of 125-150 boe/d of temporarily shut-in production during the quarter.  The first quarter of 2024 was the first period since the Company divested substantially all of its non-operated assets during the fourth quarter of 2023.

	Three months ended March 31,
	2024	2023

Sales volume
Oil (Bbls)	68,599	91,311
Natural gas and liquids (Mcfe)	247,209	384,031
BOE	109,800	155,316
Average daily production (BOE/Day)	1,207	1,726

Average sales prices:
Oil (Bbls)	$68.91	$77.70
Natural gas and liquids (Mcfe)	$2.69	$3.06
BOE	$49.10	$53.26

First QUARTER 2024 FINANCIAL RESULTS

Total oil and gas sales during the first quarter of 2024 were approximately $5.4 million, compared to $8.3 million in the first quarter of 2023.  The decrease in revenue was primarily due to a decrease in our production quantities related to the asset divestiture and the weather-related events described above, combined with an 8% decrease in realized prices.  Sales from oil production represented 88% of total revenue during the quarter, an increase from 86% in the first quarter of 2023.

Lease operating expense (“LOE”) for the first quarter of 2024 was approximately $3.2 million, or $29.02 per Boe, as compared to $4.4 million, or $28.39, in the first quarter of 2023.  The decrease in the total amount of LOE was due primarily to a reduction in workover activity period over period.

Cash general and administrative (“G&A”) expenses were approximately $2.0 million during the first quarter of 2024, a reduction from the $2.1 million reported during the first quarter of 2023.

Adjusted EBITDA was $0.2 million in the first quarter of 2024, compared to adjusted EBITDA of $1.2 million in the first quarter of 2023.  The Company reported a net loss of $9.5 million, or a loss of $0.38 per diluted share, in the first quarter of 2024, compared to net loss of $1.3 million, or $0.05 per share, in the first quarter of 2023.  The largest contributor to the net loss was a non-cash impairment taken during the first quarter of $5.4 million primarily driven by a reduction in SEC reserve pricing.

BALANCE SHEET UPDATE

As of March 31, 2024, the Company had debt outstanding of $5.0 million on its revolving credit facility with availability of $15.0 million and a cash balance of approximately $2.0 million.

HEDGING PROGRAM UPDATE

The Company previously entered into fixed priced crude oil swaps with outstanding settlement dates from the second quarter of 2024 through the fourth quarter of 2024 with a weighted average swap price of $80.01/bbl oil.

On April 2, 2024, the Company entered into fixed price crude oil swaps with outstanding settlement dates from the first quarter of 2025 to the fourth quarter of 2025 with a weighted average swap price of $73.71/bbl oil.  The following table reflects the Company's hedged volumes under commodity derivative contracts and the average floor and ceiling or fixed swap prices at which production is hedged as of May 9, 2024:

	Swaps
Period	Commodity	Volume (Bbls)	Price ($/bbl)
Q2 2024	Crude Oil	48,600	$81.76
Q3 2024	Crude Oil	45,000	$79.80
Q4 2024	Crude Oil	40,720	$78.15
Q1 2025	Crude Oil	45,000	$75.73
Q2 2025	Crude Oil	43,225	$74.19
Q3 2025	Crude Oil	39,100	$72.82
Q4 2025	Crude Oil	36,800	$71.64

ABOUT U.S. ENERGY CORP.

We are a growth company focused on consolidating high-quality producing assets in the United States with the potential to optimize production and generate free cash flow through low-risk development while maintaining an attractive shareholder returns program.  We are committed to being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, risks associated with the integration of the recently acquired assets; the Company’s ability to recognize the expected benefits of the acquisitions and the risk that the expected benefits and synergies of the acquisition may not be fully achieved in a timely manner, or at all; the amount of the costs, fees, expenses and charges related to the acquisitions; the Company’s ability to comply with the terms of its senior credit facilities; the ability of the Company to retain and hire key personnel; the business, economic and political conditions in the markets in which the Company operates; fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; competition; operating risks; acquisition risks; liquidity and capital requirements; the effects of governmental regulation; adverse changes in the market for the Company’s oil and natural gas production; dependence upon third-party vendors; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; economic uncertainty relating to increased inflation and global conflicts; the lack of capital available on acceptable terms to finance the Company’s continued growth; the review and evaluation of potential strategic transactions and their impact on stockholder value; the process by which the Company engages in evaluation of strategic transactions; the outcome of potential future strategic transactions and the terms thereof; and other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. These reports and filings are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Sale Agreement Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on U.S. Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. U.S. Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, U.S. Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by U.S. Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FINANCIAL STATEMENTS

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and equivalents	$2,006	$3,351
Oil and natural gas sales receivables	2,088	2,336
Marketable equity securities	179	164
Commodity derivative asset -current	59	1,844
Other current assets	929	527
Real estate assets held for sale, net of selling costs	139	150

Total current assets	5,400	8,372

Oil and natural gas properties under full cost method:
Unevaluated properties	-	-
Evaluated properties	171,339	176,679
Less accumulated depreciation, depletion and amortization	(108,250)	(106,504)

Net oil and natural gas properties	63,089	70,175

Other Assets:
Property and equipment, net	842	899
Right-of-use asset	653	693
Other assets	286	305

Total assets	$70,270	$80,444

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,695	$4,064
Accrued compensation and benefits	404	702
Revenue and royalties payable	4,937	4,857
Asset retirement obligations - current	1,273	1,273
Current lease obligation	186	182

Total current liabilities	10,495	11,078

Noncurrent liabilities:
Credit facility	5,000	5,000
Asset retirement obligations - noncurrent	17,452	17,217
Long-term lease obligation, net of current portion	564	611
Deferred tax liability	16	16

Total liabilities	33,527	33,922

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 245,000,000 shares authorized; 25,343,013 and 25,333,870 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	253	253
Additional paid-in capital	218,161	218,403
Accumulated deficit	(181,671)	(172,134)

Total shareholders’ equity	36,743	46,522

Total liabilities and shareholders’ equity	$70,270	$80,444

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE Three Months Ended AND 2023

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023

Revenue:
Oil	$4,727	$7,095
Natural gas and liquids	664	1,177
Total revenue	5,391	8,272

Operating expenses:
Lease operating expenses	3,186	4,409
Gathering, transportation and treating	64	114
Production taxes	343	520
Depreciation, depletion, accretion and amortization	2,195	2,417
Impairment of oil and natural gas properties	5,419	-
General and administrative expenses	2,206	2,772
Total operating expenses	13,413	10,232

Operating income (loss)	(8,022)	(1,960)

Other income (expense):
Commodity derivative gain (loss), net	(1,381)	919
Interest (expense), net	(120)	(268)
Other income (expense), net	4	-
Total other income (expense)	(1,497)	651

Net income (loss) before income taxes	$(9,519)	$(1,309)
Income tax (expense) benefit	(18)	62
Net income (loss)	$(9,537)	$(1,247)

Basic and diluted weighted average shares outstanding	25,388,221	25,178,565
Basic and diluted income (loss) per share	$(0.38)	$(0.05)

U.S. ENERGY CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE Three Months Ended March 31, 2024 AND 2023

(in thousands)

	2024	2023

Cash flows from operating activities:
Net income (loss)	$(9,537)	$(1,247)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion, accretion, and amortization	2,195	2,417
Impairment of oil and natural gas properties	5,419	-
Deferred income taxes	-	(62)
Total commodity derivatives (gains) losses, net	1,381	(919)
Commodity derivative settlements received (paid)	404	(406)
(Gains) losses on marketable equity securities	(15)	-
Impairment and loss on real estate held for sale	11	-
Amortization of debt issuance costs	12	12
Stock-based compensation	200	727
Right of use asset amortization	40	55
Changes in operating assets and liabilities:	-	-
Oil and natural gas sales receivable	248	1,145
Other assets	(397)	52
Accounts payable and accrued liabilities	(245)	(794)
Accrued compensation and benefits	(298)	(754)
Revenue and royalties payable	80	79
Payments on operating lease liability	(43)	(58)
Payments of asset retirement obligations	(58)	(11)

Net cash provided by (used in) operating activities	(603)	236

Cash flows from investing activities:
Oil and natural gas capital expenditures	(144)	(1,106)
Property and equipment expenditures	-	(261)
Proceeds from sale of oil and natural gas properties, net	(35)	-

Net cash provided by (used in) investing activities	(179)	(1,367)

Cash flows from financing activities:
Payments on insurance premium finance note	(62)	(112)
Shares withheld to settle tax withholding obligations for restricted stock awards	(105)	(151)
Dividends paid	-	(596)
Repurchases of common stock	(396)	-

Net cash provided by (used in) financing activities	(563)	(859)

Net (decrease) increase in cash and equivalents	(1,345)	(1,990)

Cash and equivalents, beginning of period	3,351	4,411

Cash and equivalents, end of period	$2,006	$2,421

ADJUSTED EBITDA RECONCILIATION

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Adjusted EBITDA. Adjusted EBITDA is a “non-GAAP financial measure” presented as supplemental measures of the Company’s performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, net unrealized loss (gain) on change in fair value of derivatives, income tax (benefit) expense, deferred income taxes, depreciation, depletion, accretion and amortization, one-time costs associated with completed transactions and the associated assumed derivative contracts, non-cash share-based compensation, transaction related expenses, transaction related acquired realized derivative loss (gain), and loss (gain) on marketable securities. Company management believes this presentation is relevant and useful because it helps investors understand U.S. Energy’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

The Company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.

	Three months ended March 31,
In Thousands	2024	2023
Adjusted EBITDA Reconciliation
Net Income (Loss)	$(9,537)	$(1,247)

Depreciation, depletion, accretion and amortization	2,195	2,417
Non-cash loss (gain) on commodity derivatives	1,785	(1,325)
Interest Expense, net	120	268
Income tax expense (benefit)	18	(62)
Non-cash stock based compensation	200	727
Transaction related acquired realized derivative losses	-	405
Loss (gain) on marketable securities	(14)	-
Loss (gain) on real estate held for sale	11	-
Impairment of oil and natural gas properties	5,419	-
Total Adjustments	9,734	2,430

Total Adjusted EBITDA	$197	$1,183